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                                                                      Exhibit 23
                                                                          to
                                                              Form 10-K for 1993








                              CINCINNATI BELL INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-3 (File No. 33-39385), Form S-3 (File No. 33-42215), Form S-3 (File No. 33-54750), Form S-3 (File No. 33-62044), Form S-8
(File No. 33-29332), Form S-8 (File No. 33-3195), Form S-8 (File No. 33-1462),
Form S-8 (File No. 33-1487), Form S-8 (File No. 33-15467), Form S-8 (File No. 33-23159), Form S-8 (File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8
(File No. 33-36380), Form S-8 (File No. 33-39654), Form S-8 (File No. 33-43775),
and Form S-14 (File No. 2-82253) of our report dated February 11, 1994 on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.




/s/ COOPERS & LYBRAND


COOPERS & LYBRAND

Cincinnati, Ohio
March 29, 1993